SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule
     14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              Bandag, Incorporated
                (Name of Registrant as Specified in its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

BANDAG, INCORPORATED
Bandag Headquarters
2905 North Highway 61
Muscatine, Iowa 52761-5886
April 5, 2000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 2, 2000

     To The Shareholders:

     The Annual Meeting of the Shareholders of Bandag, Incorporated, an Iowa corporation, will be held at the Bandag, Incorporated Learning Center, 2000 Bandag Drive, Muscatine, Iowa, on May 2, 2000, commencing at ten o'clock a.m., Central Daylight Time, for the following purposes:

     (1)  To elect three directors for terms of three years.

     (2) To ratify the selection of Ernst & Young LLP as independent auditors of the Corporation for the fiscal year ending December 31, 2000.

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed March 13, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

     You are invited to attend the meeting; however, if you do not expect to attend in person, you are urged to sign, date and return immediately the enclosed Proxy, which is solicited by the Board of Directors. You may revoke your Proxy and vote in person should you attend the meeting.

                                       By Order of the Board of Directors


                                       WARREN W. HEIDBREDER, Secretary

BANDAG, INCORPORATED
Bandag Headquarters
2905 North Highway 61
Muscatine, Iowa 52761-5886
April 5, 2000

                                 PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Bandag, Incorporated (the "Corporation") to be voted at the Annual Meeting of the Shareholders of the Corporation to be held on Tuesday, May 2, 2000, or at any adjournment thereof, for the purposes set forth in the foregoing Notice of Annual Meeting. Any shareholder giving a proxy may revoke it at any time prior to its exercise.

     Shareholders of record at the close of business on March 13, 2000, will be entitled to vote at the meeting or any adjournment thereof. At the close of business on March 13, 2000, there were 9,089,156 outstanding $1.00 par value shares of Common Stock and 2,045,075 outstanding $1.00 par value shares of Class B Common Stock. Each share of Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes at the meeting.

     The Corporation's Annual Report for the fiscal year ended December 31, 1999, this Proxy Statement and the enclosed form of proxy are being mailed to shareholders on or about April 5, 2000.

     The following table sets forth information as to the Common, Class A Common and Class B Common shares of the Corporation beneficially owned by each director and director-nominee, each of the executive officers named in the Summary Compensation Table and by all directors and executive officers as a group as of March 13, 2000:

                                                                                      Percentage of
                                                                                        Aggregate
                                                                                       Voting Power
                                                                Percentage              of Common
                                                              of Outstanding              Stock
                                           Amount                Stock of              and Class B
     Directors, Nominees and            Beneficially            Respective                Common
        Executive Officers                Owned[1]               Class[1]                 Stock**
----------------------------------------------------------------------------------------------------------
Lucille A. Carver
         Common Stock                    2,615,685                  29%
         Class A Common Stock            3,730,431                  39%                     47%
         Class B Common Stock            1,114,746                  55%
----------------------------------------------------------------------------------------------------------
Martin G. Carver [2] [3]
         Common Stock                      112,616                   1%
         Class A Common Stock              546,084                   6%                     17%
         Class B Common Stock              502,622                  25%
----------------------------------------------------------------------------------------------------------
Roy J. Carver, Jr.
         Common Stock                           -0-                 -0-
         Class A Common Stock              179,000                   2%                     14%
         Class B Common Stock              400,732                  20%
----------------------------------------------------------------------------------------------------------
Robert T. Blanchard
         Common Stock                          200                   *
         Class A Common Stock                   -0-                 -0-                      *
         Class B Common Stock                   -0-                 -0-
----------------------------------------------------------------------------------------------------------

                                                                                      Percentage of
                                                                                        Aggregate
                                                                                       Voting Power
                                                                Percentage              of Common
                                                              of Outstanding              Stock
                                           Amount                Stock of              and Class B
     Directors, Nominees and            Beneficially            Respective                Common
        Executive Officers                Owned[1]               Class[1]                 Stock**
----------------------------------------------------------------------------------------------------------
Gary E. Dewel
         Common Stock                           -0-                 -0-
         Class A Common Stock                1,200                   *                       *
         Class B Common Stock                   -0-                 -0-
----------------------------------------------------------------------------------------------------------
James R. Everline
         Common Stock                          100                   *
         Class A Common Stock                1,950                   *                       *
         Class B Common Stock                  350                   *
----------------------------------------------------------------------------------------------------------
Phillip J. Hanrahan
         Common Stock                           -0-                 -0-
         Class A Common Stock                  500                   *                       *
         Class B Common Stock                   -0-                 -0-
----------------------------------------------------------------------------------------------------------
Edgar D. Jannotta
         Common Stock                        7,000                   *
         Class A Common Stock                7,000                   *                       *
         Class B Common Stock                   -0-                 -0-
----------------------------------------------------------------------------------------------------------
R. Stephen Newman
         Common Stock                        2,500                   *
         Class A Common Stock                6,000                   *                       *
         Class B Common Stock                   -0-                 -0-
----------------------------------------------------------------------------------------------------------
Nathaniel L. Derby II
         Common Stock                        5,462                   *
         Class A Common Stock               11,324                   *                       *
         Class B Common Stock                   -0-                 -0-
----------------------------------------------------------------------------------------------------------
Sam Ferrise II
         Common Stock                        2,344                   *
         Class A Common Stock                5,458                   *                       *
         Class B Common Stock                   -0-                 -0-
----------------------------------------------------------------------------------------------------------
Warren W. Heidbreder
         Common Stock                        4,431                   *
         Class A Common Stock               10,409                   *                       *
         Class B Common Stock                   -0-                 -0-
----------------------------------------------------------------------------------------------------------
John C. McErlane
         Common Stock                        1,003                   *
         Class A Common Stock                2,271                   *                       *
         Class B Common Stock                   -0-                 -0-
----------------------------------------------------------------------------------------------------------
All Directors, Nominees and
    Executive Officers as a
    Group (14 Persons)
          Common Stock                   2,753,031                  30%                     78%
          Class A Common Stock           4,503,219                  47%
          Class B Common Stock           2,018,450                  99%
===========================================================================================================
*    Shares owned constitute less than 1% of shares outstanding and less than 1%
     of votes entitled to be cast.
**   Shares of Class A Common Stock are non-voting.

[1] Beneficial owners exercise both sole voting and sole investment power unless otherwise stated. The Class B Common Stock is convertible on a share-for-share basis into Common Stock at the option of the shareholder. As a result, pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, a shareholder is deemed to have beneficial ownership of the shares of Common Stock which such shareholder may acquire upon conversion of the Class B Common Stock. In order to avoid overstatement, the amount of Common Stock beneficially owned does not take into account such shares of Common Stock which may be acquired upon conversion (an amount which is equal to the number of shares of Class B Common Stock held by a shareholder). The percentage of outstanding Common Stock is based on the total number of shares of Common Stock outstanding as of March 13, 2000 (9,089,156 shares), and does not take into account shares of Common Stock which may be issued upon conversion of the Class B Common Stock.

[2] Mr. Carver disclaims beneficial ownership of 46,054 shares of Common Stock, 9,525 shares of Class A Common Stock and 525 shares of Class B Common Stock held by members of his family.

[3] Includes 40,000 shares of Common Stock and 64,100 shares of Class A Common Stock which Mr. Carver has the right to acquire upon exercise of stock options within 60 days after March 13, 2000.

     Shareholders Owning More Than Five Percent. The following table provides information concerning persons known by the Corporation to beneficially own more than five percent of any class of the Corporation's voting securities as of March 13, 2000, other than the ownership of Lucille A. Carver, Martin G. Carver and Roy J. Carver, Jr., which is contained in the previous table:

                                                                 Percentage
                                                                     Of
                                                Amount          Outstanding        Percentage of
                                             Beneficially          Common            Aggregate
           Name and Address                     Owned               Stock            Voting Power
--------------------------------------------------------------------------------------------------
Dimensional Fund Advisors Inc.(1)
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401                          480,000             5.3%                1.6%
--------------------------------------------------------------------------------------------------
Capital Group International, Inc.(2)
11100 Santa Monica Blvd.  Ste 1500
Los Angeles, CA  90025-3384                   1,134,000[2])        12.5%                3.8%
--------------------------------------------------------------------------------------------------

(1)  Information  shown is based on a Schedule 13G filed with the  Securities and Exchange
     Commission for the period ended  December 31, 1999 by Dimensional  Fund Advisors Inc.
     Of the shares  shown,  Dimensional  Fund  Advisors  Inc.  has sole voting  power over
     480,000  such shares,  and shared  voting power over none of such shares and has sole power to dispose or direct the disposition of all such shares.

(2)  Shares shown as  beneficially  owned is based on a jointly  filed  Schedule 13G filed with the Securities and Exchange Commission for the period ended December 31, 1999 by
     Capital Group  International,  Inc. and Capital  Guardian Trust  Company,  affiliated entities.  Of the shares  shown,  such parties have sole voting power over 929,000 of such  shares,  and share voting power over none of such shares and have sole power to dispose  or direct  the  disposition  of all such  shares.  Such  parties  disclaimed membership in a group for all purposes other than the joint Schedule 13G filing.

                     Proposal No. 1 - ELECTION OF DIRECTORS

     The Articles of Incorporation require election of directors to staggered terms of three years, providing that three of the directors are elected each year. Three nominees this year are to be elected for three-year terms.

     Proxies will be voted for the election of each of the nominees listed below, unless the shareholder giving the proxy votes against, or abstains from voting for, any nominee. If, as a result of unforeseen circumstances, any such nominee shall be unable to serve as director, proxies will be voted for the election of such person or persons as the Board may select. Information about the nominees is set forth below:

                  NOMINEES FOR ELECTION TO BOARD OF DIRECTORS
                  -------------------------------------------

     ROBERT T. BLANCHARD, age 55, since November 1999 has been President of Strategic & Marketing Services, a consulting firm. On November 1, 1999, Mr. Blanchard retired from The Procter & Gamble Company where he had been employed since 1967 and had held numerous positions, including President-Global Skin Care and Cosmetics (January 1, 1999 to November 1, 1999), President, North American Beauty Care Sector (1992 to 1998), Vice President/General Manager--Northern European Division, Vice President/General Manager--Beverages Division, and Group Vice President, Global Strategic Planning--Health and Beauty Care. Mr. Blanchard is a director of Best Buy Co., Inc., a retailer of consumer electronics, computers and software. He is a member of the Audit Committee, Management Continuity and Compensation Committee, Stock Option Committee and Strategic Planning Committee. Mr. Blanchard has been a Director since May 1996.

     GARY E. DEWEL, age 57, since July 1, 1999 has been Executive Vice President, Supply Chain, for Clarion Technologies, Inc., Schaumburg, Illinois, an injection molding business supplier to the automotive industry. In April 1999, Mr. Dewel retired from Solutia Inc., a spinoff of the chemical businesses of Monsanto Company. Previously, Mr. Dewel was Vice President, Supply Chain, of Monsanto Company (1994-August 1997) and held several Vice President positions with Navistar International Corporation (1979-1993). Mr. Dewel is a member of the Audit Committee, Stock Option Committee and Strategic Planning Committee. Mr. Dewel has been a Director since August 1997.

     R. STEPHEN NEWMAN, age 56, since January 1999 has been Chief Executive Officer and President of PRIMEDIA Information, Inc., a group of information operating companies within PRIMEDIA Inc. Mr. Newman continues as Chief Executive Officer of Bacon's Information, Inc., where he served as Chief Executive Officer and President from 1994 to 1999 and President and Chief Operating Officer from 1990 to 1994. Mr. Newman is a member of the Audit Committee, Management Continuity and Compensation Committee, Stock Option Committee and Strategic Planning Committee. Mr. Newman has been a Director since 1983.

                         DIRECTORS CONTINUING IN OFFICE
                         ------------------------------

     ROY J. CARVER, JR., age 56, since August 1984, has been Chairman of the Board of Directors and Chief Executive Officer of Carver Pump Company, Muscatine, Iowa. Mr. Carver is President of Carver Aero, Inc., which operates fixed base operations at airports in Muscatine, Iowa; Davenport, Iowa and Clinton, Iowa and is also President of River Front Real Estate, Inc., which operates a chain of hardware stores. Mr. Carver holds directorships in Catalyst, Inc., Iowa First Bancshares Corp. and Met-Coil Systems Corporation. He is a member of the Contributions Committee, Management Continuity and Compensation Committee, Nominating Committee and the

Strategic Planning Committee. Mr. Carver has been a Director since 1982. His term expires in 2001.

     JAMES R.  EVERLINE,  age 58, is  President of Everline & Co., a mergers and acquisitions/management consulting company. Previously, Mr. Everline was President, Investment Banking Division, of Henry & Company (1990-December 1991). Henry & Company is engaged in the venture capital and investment banking business. Prior to Mr. Everline's employment by Henry & Company, he was a Partner of Founders Court Investors Inc. (1988-1989) and served as Vice President, Capital Markets Group, Bank of America (1981-1988). He is a member of the Audit Committee, Executive Committee, Management Continuity and Compensation Committee, Nominating Committee and Stock Option Committee. Mr. Everline has been a Director since 1982. His term expires in 2001.

     PHILLIP J. HANRAHAN, age 61, has been for more than five years a partner in the Milwaukee law firm of Foley & Lardner. In 1999, the Corporation paid fees for legal services to Foley & Lardner, and the Corporation anticipates that similar services may be provided by Foley & Lardner in the current fiscal year. Mr. Hanrahan's fees as a Director are paid to Foley & Lardner, which credits the sums to the Corporation's legal services account. Mr. Hanrahan is a member of the Executive Committee and Management Continuity and Compensation Committee. Mr. Hanrahan has been a Director since August 1997. His term expires in 2001.

     LUCILLE A. CARVER, age 82, has for more than five years served as Treasurer of the Corporation. She is a member of the Contributions Committee and the Nominating Committee. Mrs. Carver has been a Director since 1957. Mrs. Carver's term expires in 2002.

     MARTIN G. CARVER, age 51, was elected Chairman of the Board effective June 23, 1981, Chief Executive Officer effective May 18, 1982, and President effective May 25, 1983. Mr. Carver was also Vice Chairman of the Board from January 5, 1981 to June 23, 1981. He is a member of the Executive Committee, Management Continuity and Compensation Committee, Nominating Committee and Strategic Planning Committee. Mr. Carver has been a Director since 1978. Mr. Carver's term expires in 2002.

     EDGAR D. JANNOTTA, age 68. On January 2, 1996, William Blair & Company converted from a partnership to a limited liability company, at which time Mr. Jannotta became Senior Director of William Blair & Company, L.L.C. From January 1, 1995 to January 2, 1996 Mr. Jannotta was Senior Director of William Blair & Company, after having served as Managing Partner for more than five years. He holds directorships in AAR Corp., Aon Corporation, Inforte Corp., Molex Incorporated and Unicom Corporation. William Blair & Company, L.L.C. provided investment banking services to the Corporation in 1999 and the Corporation anticipates that services may be provided to the Corporation in the current fiscal year. He is a member of the Management Continuity and Compensation Committee and the Nominating Committee. Mr. Jannotta has been a Director since 1973. Mr. Jannotta's term expires in 2002.

     Directors are elected by a majority of the votes cast (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES
                    -----------------------------------------

     The Board of Directors met thirteen times in 1999.

     The Audit Committee met three times in 1999; its functions are to review major accounting decisions with management and the independent auditors, to confer with such auditors with respect to the scope and results of the annual audit, to review the annual audit and evaluate the auditors' performance, to recommend to the Board of Directors annually the selection of independent auditors for the ensuing year, to recommend the scope and format of financial information to be submitted to the Board of Directors, to review the scope of financial information included in the Annual Report to Shareholders, to review the program of internal audit for the year, to review the financial data included in all required governmental reports, and to review the audits of all pension, profit sharing and other trust funds held for the benefit of employees of the Corporation. The Committee also reviews various insurance coverages of the Corporation and the Corporation's compliance with the Foreign Corrupt Practices Act.

     The Management Continuity and Compensation Committee met four times in 1999; its functions are to review, evaluate and determine executive level compensation, except for the compensation of the Chief Executive Officer, which is determined by the entire Board of Directors, and to recommend to the Board of Directors the election of corporate officers.

     The Nominating Committee met two times in 1999; its duties relate to the evaluation and recommendation to the Board of Directors of prospective candidates for election as directors of the Corporation. The Nominating Committee will consider recommended nominations for the position of director which are submitted in writing by the shareholders and addressed to the Committee in care of the Corporation at Muscatine, Iowa.

     The Stock Option Committee met three times in 1999; its function is to select key employees and to award stock options and restricted stock grants to those key employees whose judgment, initiative and efforts contribute materially to the successful performance of the Corporation.

     The Strategic Planning Committee met one time in 1999; its function is to participate in the creation of the Corporation's business objectives, strategies and action plans; and to review their perspectives on them with the full Board. This participation is purely advisory and the Committee has no formal approval role.

                REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS
                ------------------------------------------------

Summary Compensation Information

The following table sets forth certain information concerning compensation paid for the last three fiscal years to the Corporation's Chief Executive Officer and each of its four other most highly compensated executive officers as of December 31, 1999, whose total cash compensation exceeded $100,000 in fiscal 1999. The persons named in the table are sometimes referred to herein as the "named executive officers."


                                                   Summary Compensation Table
                                                   --------------------------

========================================================================================================================
                                                                             Long Term Compensation
========================================================================================================================

                                                            Other Annual     Restricted      Options      All Other
                                                            Compensation       Stock       (Number of    Compensation
Name and Principal Position   Year     Salary       Bonus        [1]        Award(s)[2]      Shares)         [3]
========================================================================================================================
Martin G. Carver              1999    $ 486,539      $0       $     -0-      $     -0-       24,100         $14,086
  Chairman of the Board,      1998      497,233       0          78,152         93,926            0          13,890
  Chief Executive Officer     1997      345,942       0         124,947        152,171            0          13,722
  and President
------------------------------------------------------------------------------------------------------------------------

Sam Ferrise II                1999    $ 335,423      $0       $     -0-      $     -0-       14,100         $14,086
  Executive Vice President,   1998      346,154       0          42,064         51,697            0          13,890
  Chief Operating Officer     1997      283,140       0          33,663         40,514            0          13,722
------------------------------------------------------------------------------------------------------------------------

Warren W. Heidbreder          1999    $ 320,625      $0           $ -0-      $     -0-        9,000         $14,086
  Vice President, Chief       1998      329,654       0          26,947         31,310            0          13,890
  Financial Officer and       1997      248,406       0          35,406         40,514            0          13,128
  Secretary
------------------------------------------------------------------------------------------------------------------------

Nathaniel L. Derby II         1999    $ 305,827      $0       $     -0-      $     -0-        6,000         $14,086
  Vice President,             1998      316,385       0          23,789         26,213            0          13,890
  Manufacturing Design        1997      242,508       0          36,424         40,514            0          12,833
------------------------------------------------------------------------------------------------------------------------

John C. McErlane              1999    $ 300,894      $0       $     -0-      $     -0-        7,000         $14,086
  Vice President, Marketing   1998      312,372       0          24,080         28,761            0          13,890
  and Sales                   1997      184,803       0           9,017         11,858            0           9,948
========================================================================================================================

[1]  Amounts shown  represent the tax  reimbursement  or "gross up" with respect to restricted  stock awards and certain other fringe benefits.

[2]  At December 31, 1999 the number of shares held and the aggregate market value of restricted stock held by the named executive officers are as follows:  Martin G. Carver,  8,490 shares Common Stock, value $212,250,  and 6,560 shares
     Class A Common Stock, value $139,400;  Sam Ferrise II, 1,720 shares Common Stock,  value $43,000,  and 1,720 shares
     Class A Common Stock,  value $36,550;  Warren W. Heidbreder,  1,680 shares Common Stock,  value $42,000,  and 1,500 shares Class A Common Stock, value $31,875;  Nathaniel L. Derby II, 1,580 shares Common Stock,  value $39,500,  and
     1,410 shares Class A Common Stock, value $29,963; and John C. McErlane, 585 shares Common Stock, value $14,625, and
     585 shares Class A Common Stock,  value  $12,431.  Dividends  are paid on the shares of  restricted  stock prior to vesting.

[3]  Of the amounts shown in this column for 1999 for each of the named executive officers, $13,500 is the Corporation's contribution under its Salaried Profit Sharing, Retirement and Savings Plan for each of such individuals (of which, because of limitations under the Internal Revenue Code of 1986, as amended,  $8,000 was paid into such Plan and the balance to be paid by the Corporation  outside such Plan) and $586 is the Corporation's  contribution to its Bandag
     Security Program, a combination defined benefit and defined contribution plan.

Stock Options

     The following table contains information concerning the grant of stock options under the Company's Stock Award Plan for the year ended December 31, 1999, all of which are reflected above in the Company's Summary Compensation Table.

                                              Option Grants in Last Fiscal Year
                                                 Percentage of
                                   Shares        Total Options
                                 Underlying     Granted to all      Exercise
                                   Options       Employees in      Price (per     Expiration           Grant Date
             Name                Granted (1)      Fiscal Year      Share (2)       Date (3)         Present Value(4)
             ----                -----------      -----------      ---------       --------         ----------------
Martin G. Carver                   24,100            40.0%          $33.875         2/7/09              $240,036
Sam Ferrise II                     14,100            23.4%          $33.875         2/7/09              $140,436
Warren W. Heidbreder                9,000            15.0%          $33.875         2/7/09              $ 89,640
Nathaniel L. Derby II               6,000            10.0%          $33.875         2/7/09              $ 59,760
John C. McErlane                    7,000            11.6%          $33.875         2/7/09              $ 69,720

(1)  These options are nonqualified stock options under the Internal Revenue Code.

(2)  An option holder can pay the exercise price of options in cash by delivering  previously  issued shares of the
     Corporation's Class A Common Stock and/or Common Stock, or a combination of both.

(3)  Options are exercisable at the rate of 20% per year, beginning February 8, 2000.

(4)  The option values  presented are based on the  Black-Scholes  option  pricing model adapted for use in valuing stock options.  The actual value, if any, that an optionee may realize upon exercise will depend on the excess of the  market  price of the Class A Common  Stock over the  option  exercise  price on the date the option is exercised.  There is no assurance that the actual value realized by an optionee upon the exercise of an option will be at or near the  value  estimated  under  the  Black-Scholes  model.  The  estimated  values  under the
     Black-Scholes model are based on arbitrary assumptions as to variables such as interest rates, the stock price volatility and future dividend yield, including the following:  (a) an assumed United States Treasury security rate of 4.9%; (b) stock price  volatility of 20.67% (based on six-month stock price history ending February 8,
     1999);  and (c) a dividend yield of 2.15% (based on the weighted  average dividend yield of the Class A Common
     Stock for the three years ended February 8, 1999).

The following table sets forth information regarding the exercise of stock options and the fiscal year-end value of unexercised options held by the named executive officers:

                                        Aggregate Option Exercises in Last
                                   Fiscal Year and Fiscal Year-End Option Values
                                                              Number of Securities              Value of Unexercised
                                                             Underlying Unexercised                 In-the-Money
                                Shares                             Options at                        Options at
                               Acquired                        December 31, 1999                December 31, 1999[1]
                                  on          Value
            Name               Exercise     Realized     Exercisable     Unexercisable     Exercisable     Unexercisable
            ----               --------     --------     -----------     -------------     -----------     -------------
Martin G. Carver                20,000       $18,340        84,820           19,280          $61,680            ---
Sam Ferrise II                    ---          ---           2,820           11,280              ---            ---
Warren W. Heidbreder              ---          ---           1,800            7,200              ---            ---
Nathaniel L. Derby II             ---          ---           1,200            4,800              ---            ---
John C. McErlane                  ---          ---           1,400            5,600              ---            ---


[1] The dollar values are calculated by determining the difference between the option exercise price and the closing price on the New York Stock Exchange for the Common Stock on December 31, 1999.

     Pension Plan Benefits. The following table sets forth annual normal retirement age pension benefits under the Bandag Salaried Pension Plan at the specified remuneration and years-of-service classifications. The table assumes retirement in 1999. To the extent benefits are not paid under the Salaried Pension Plan due to limitations under the Internal Revenue Code of 1986, as amended, they are paid by the Corporation.

                                                   PENSION PLAN TABLE
                                          Annual Pension Per Years of Service
     Highest 5-Year                       -----------------------------------
     Average Annual
      Compensation          5-Years     10-Years      15-Years      20-Years       25-Years       30-Years     35-Years
     --------------         -------     --------      --------      --------       --------       --------     --------
        $ 50,000            $ 2,938     $ 5,875       $ 8,813       $11,400        $13,900        $ 16,400     $ 17,650
        $100,000            $ 7,000     $14,000       $21,000       $26,400        $31,400        $ 36,400     $ 38,900
        $200,000            $15,125     $30,250       $45,375       $56,400        $66,400        $ 76,400     $ 81,400
        $250,000            $19,188     $38,375       $57,563       $71,400        $83,900        $ 96,400     $102,650
        $300,000            $20,325     $40,650       $60,975       $75,600        $88,800        $102,000     $108,600
        $350,000            $20,325     $40,650       $60,975       $75,600        $88,800        $102,000     $108,600
        $400,000            $20,325     $40,650       $60,975       $75,600        $88,800        $102,000     $108,600
        $450,000            $20,325     $40,650       $60,975       $75,600        $88,800        $102,000     $108,600
        $500,000            $20,325     $40,650       $60,975       $75,600        $88,800        $102,000     $108,600

     Pension amounts are based upon an employee's base salary and credited years of service. The base salaries for each of the last three fiscal years to the named executive officers are set forth in the Summary Compensation Table under "Salary." As of March 13, 2000, Messrs. Carver, Ferrise, Heidbreder, Derby and McErlane had completed approximately 21, 19, 18, 29 and 15 years of credited service under the Corporation's pension plan, respectively. Benefits shown in the table are computed as a straight line single life annuity assuming retirement at age 65 and are not subject to offset for Social Security Benefits.

     In addition, each named executive officer also has a "Bandag Security Program" benefit under the Bandag Salaried Pension Plan. The annual defined benefit payable at age 62 for each of the named executive officers is fixed and is as follows: Martin G. Carver, $700; Sam Ferrise II, $611; Warren W. Heidbreder, $542; Nathaniel L. Derby II, $1,108; and John C. McErlane, $404.

Executive Officer Agreements

     Each of the executive officers named in the Summary Compensation Table, except Mr. Ferrise, is a party to a Severance Agreement with the Corporation. The Severance Agreements provide for severance benefits equal to twenty-four
(24) months base salary in the event of the executive's involuntary termination of employment or voluntary termination for good cause, except for death, disability or retirement. For purposes of the Severance Agreements, "good cause" means

(i) a 15% or greater reduction in the executive's base pay, (ii) a materially adverse change, without the executive's prior written consent, in the nature or scope of the executive's title or responsibilities, or (iii) the relocation of the executive's principal place of employment by more than fifty (50) miles. The Severance Agreements restrict the named executive officers from competing with the Corporation for twenty-four months following termination of employment and also contain extensive restrictions on disclosure of the Corporation's confidential information.

     Mr. Ferrise resigned as Chief Operating Officer of the Corporation on January 20, 2000 and became President of Tire Distribution Systems, Inc. ("TDS"), a wholly-owned subsidiary of the Corporation, on the same date. His prior Severance Agreement with the Corporation was terminated and Mr. Ferrise entered into a new Severance Agreement with TDS (the "TDS Severance Agreement"). The TDS Severance Agreement is substantially similar to the Severance Agreements with the Corporation described above.


Report  of  Management  Continuity  and  Compensation   Committee  on  Executive
Compensation

     The seven-member Management Continuity and Compensation Committee of the Board of Directors (the "Compensation Committee") makes all decisions regarding compensation of the Corporation's executives, except for the awarding of stock options and restricted stock, which is done by the Stock Option Committee. Set forth below is a report submitted by the Compensation Committee addressing the Corporation's compensation policies applicable to the Corporation's executives, including the executive officers named in the Summary Compensation Table.

     In 1998 the Board of Directors established a Special Committee on Executive Compensation, with membership consisting of Martin G. Carver, Chief Executive Officer; R. Stephen Newman, non-employee Director; Gary E. Dewel, non-employee Director; and Warren W. Heidbreder, Chief Financial Officer (the "Executive Compensation Committee"). The duties of this committee were to investigate various incentive compensation approaches for key members of management and to make recommendations and proposals to the Board of Directors. In researching opportunities for improvement in the Corporation's executive compensation plan, the Executive Compensation Committee recommended, and the Board of Directors approved, that for 1999 the Corporation:

o Focus on the Executive Leadership Team (ELT) for executive compensation plan changes. Members of the Executive Leadership Team are Martin G. Carver, Chief Executive Officer; Warren W. Heidbreder, Vice President, Chief Financial Officer; John C. McErlane, Vice President, Marketing & Sales; and Nathaniel L. Derby II, Vice President, Manufacturing Design. Sam Ferrise II, was also a member of the ELT until his resignation as Executive Vice President, Chief Operating Officer on January 20, 2000.
o Develop an executive compensation plan for the ELT, allocating total direct compensation between three (rather than two) pay components, thereby increasing the amount of pay at risk for these executives:
     -    Base salary
     - Annual or short-term reward based on achievement of an established "earnings-per-share" target, paid out in restricted stock in the year 2000 with a 3-year vesting.
     - Long-term reward, consisting of annual grants of non-qualified stock options with a 10-year exercise period and 5-year step vesting (20% each year).
o Develop an implementation plan to shift from current pay practices to the target program. o Develop a plan to transition other executives into a similar compensation plan.

     The Executive Compensation Committee and the Compensation Committee agreed that the plan recommendations outlined above should serve the long-term interests of shareholders by achieving the following objectives:

o Increase the alignment of executive compensation and rewards with the interests of the Corporation's shareholders;
o Provide a closer linkage between executive compensation earned and the short-term and long-term performance of the Corporation; and
o Provide the opportunity to better position executive compensation with competitive market levels as the Corporation's performance dictates.

               1999 Compensation for the Executive Leadership Team
               ---------------------------------------------------

     Under the executive compensation plan, the total compensation opportunity for each ELT member is based on a target level of total direct compensation for each ELT member's position, including the Chief Executive Officer. The total direct compensation target for each position approximates the 60th percentile of competitive compensation (cash and stock) from executive compensation surveys, which encompasses manufacturing companies with revenues at or approximating $1 billion.

     The actual level of total compensation an executive will achieve depends upon a variety of factors, including the responsibilities of the position, experience of the executive, current level of total compensation relative to the target level, the financial performance of the corporation, national trends, and the Corporation's competitive need to retain and recruit the very best and most capable individuals. In reviewing the Corporation's financial performance, the Compensation Committee considers the Corporation's revenues, net income and net income per share in light of the competitive and economic conditions during the fiscal year. In addition, the Compensation Committee considers the Corporation's financial performance resulting from investment in marketing programs, research and development, plant, machinery and equipment, and in personnel and related programs.

     The Corporation's executive compensation plan for the ELT consists of the following components:

Base Salary
-----------

     Base salaries were established based on the pay-at-risk level appropriate for each executive's job, including the Chief Executive Officer. For the Chief Executive Officer and Chief Operating Officer, base salaries averaged 48% of their total direct compensation opportunity. For the remaining three members of the ELT, base salaries averaged 66% of their total direct compensation opportunity.

     Members of the ELT, including the Chief Executive Officer, did not receive an increase to their base salary at the beginning of 1999. In addition, because the Corporation's performance was significantly less than expected in 1999, the Chief Executive Officer elected to receive a 20% reduction in base pay, and other ELT members elected to receive a 10% reduction in base pay. These pay decreases were effective November 15, 1999, and there was no increase to base salary for 2000.

     Future base pay increases will be based on factors similar to establishing total compensation opportunities for the ELT as discussed above.

Short-term Reward Plan
----------------------

     Members of the ELT, including the Chief Executive Officer, are eligible for an annual or short-term reward consisting of restricted stock, based on achievement of the Corporation's established "earnings-per-share" target. However, members of the ELT, including the Chief Executive Officer, did not believe it was appropriate to receive restricted stock under this plan in

1999 and elected to terminate their participation in this plan in November 1999 for the following reasons:

o In light of the restructuring actions late in 1999, it would send a conflicting and negative message to employees if target was met and members of the ELT received a pay-out under the plan;
o To communicate to shareholders that executive compensation is strongly linked to the performance of the Corporation;
o If results indicated a pay-out under the plan, electing to opt out for 1999 would help control 1999 expenses; and
o With regard to the plan design, there was an interpretative question of whether "earnings per share" should be computed before or after the restructuring charge.

Long-term Reward Plan
---------------------

     Members of the ELT, including the Chief Executive Officer, received a grant of non-qualified stock options at the February 8, 1999 meeting of the Corporation's Board of Directors. This grant is discussed in more detail in the Report of Stock Option Committee on Executive Compensation.


                     1999 Compensation for Other Executives
                     --------------------------------------

     Under the 1999 compensation plan for executive officers (except the ELT), an executive received an annual salary as determined by the Compensation Committee, restricted stock awards determined by the Stock Option Committee, tax "gross up" payments related to such awards, and Corporation contributions to the Corporation's Salaried Profit Sharing, Retirement and Savings Plan as determined by the Compensation Committee.

     Under the current plan, a "midpoint" is established for each executive's position. This midpoint approximates the 75th percentile of competitive cash compensation from executive compensation surveys, which encompassed manufacturing companies with revenues at or approximating $1 billion.

     The "midpoints" are used to calculate the annual increase for each executive by multiplying the "midpoint" (not the current base salary) by a percentage established by the Compensation Committee. The resulting amount is then added to the current base salary. Multiplying the "midpoint" for a given position by the annual percentage increases base salaries which are currently below the "midpoint" by a greater amount than if the base salaries were multiplied by the annual percentage. Likewise, base salaries which are currently in excess of the "midpoint" for a given position will receive a smaller increase than would be the case if the actual base salaries were multiplied by the annual percentage.

     The actual level of compensation an executive officer achieves depends on factors similar to those previously discussed under "1999 Compensation for the Executive Leadership Team" above.

                             Annual Salary Increases
                             -----------------------

     In determining the annual percentage increase for base salary, the Compensation Committee considers a variety of factors, including inflation rate, the Corporation's financial performance, and trends in salaried employee compensation increases, as disclosed by published salary budget forecasts. Effective January 1, 1999, the percentage increase was 3.0% for all executives, except for members of the ELT, who did not receive an increase in 1999.

     Because the Corporation's performance was significantly less than expected in 1999 and because of the Corporation's desire to decrease expenses in 2000, all executives, including the Chief Executive Officer, elected not to receive a salary increase for 2000.

                         Bandag, Incorporated Management
                      Continuity and Compensation Committee

                  Robert T. Blanchard            Phillip J. Hanrahan
                  Roy J. Carver, Jr.             Edgar D. Jannotta
                  Martin G. Carver               R. Stephen Newman
                  James R. Everline


Report of Stock Option Committee on Executive Compensation

     The Stock Option Committee of the Board of Directors (the "Stock Option Committee"), which is composed of four non-employee directors, makes all decisions regarding the granting of stock options and the granting of restricted stock awards.

                               Stock Option Grants
                               -------------------

     The objectives of the Bandag, Incorporated Stock Award Plan, pursuant to which stock options are granted, are to:

o Create a better link between the interests of the participants and the Corporation's shareholders;
o Promote teamwork and provide participants with rewards for excellence in the Corporation's performance;
o Provide flexibility to the Corporation in its ability to compensate, attract, and retain the services of individuals who make significant contributions to the Corporation's success; and
o    Allow participants to further share in the success of the Corporation.

     As part of their participation in the executive compensation plan, the five members of the ELT, including the Chief Executive Officer (for names see "Report of Management Continuity and Compensation Committee on Executive Compensation"), were granted an option to purchase shares of Class A Common Stock at fair market value as of the award date of February 8, 1999. These options are non-qualified stock options under the Internal Revenue Code.

     Under this grant, stock options for the ELT members, including the Chief Executive Officer, are exercisable at a rate of 20% per year, beginning February 8, 2000, and have an exercise period of 10 years. The size of the grant was based on the estimated value of the options, and was made considering the executive's overall total direct compensation target. The estimated value of the options was calculated using the Black-Scholes option pricing model.

     Each option becomes immediately exercisable, unless the participant's employment has been previously terminated at the end of the vesting period, or in the event of the participant's death, disability, retirement at age 60 with ten or more years of service, or change in corporate control.

                             Restricted Stock Grants
                             -----------------------

Grants Made Under the Corporation's Restricted Stock Grant Plan
---------------------------------------------------------------

     The  purpose of the  Restricted  Stock  Grant Plan is to provide  long-term incentive compensation which will attract and retain superior executive personnel. Under the Plan, the Stock Option Committee awards stock to key executives each year. The shares are held by a custodian until seven years have elapsed, when they are then transferred to the executive. If an executive who has not attained age 60 leaves the Corporation before the end of the seven-year restriction period, the shares are forfeited, except in the case of death or disability. An executive who has attained age 60 and who leaves the Corporation prior to the end of the seven-year retention period does not forfeit the shares.

     During 1999, restricted stock was granted based on a percentage of the "midpoint" established for each executive position (except for members of the ELT, which includes the Chief Executive Officer). The percentages were established taking into consideration total compensation, as well as each executive's level of responsibility.

     The number of restricted shares granted was computed by multiplying the "midpoint" for an executive by the percentage established by the Stock Option Committee, and then dividing such amount by the per share market value of the Corporation's Common Stock and Class A Common Stock on the date of grant. In determining the awards for all executives, the Stock Option Committee considered the Corporation's performance in the same manner as the Compensation Committee did in determining other components of executive compensation for 1999 (see "Report of Management Continuity and Compensation Committee on Executive Compensation").

     The restricted stock awards for the Corporation's executive officers were calculated in the manner described in the preceding paragraph, except for the ELT members. Again, because the Corporation's performance was significantly less than expected in 1999 and because of the Corporation's desire to decrease expenses in 1999, the restricted stock awards for executives were reduced by 50% from the number of restricted shares which would have normally been granted.

Restricted Stock Grants Under the Bandag, Incorporated Stock Award Plan
-----------------------------------------------------------------------

     As stated in the "Report of Management Continuity and Compensation Committee on Executive Compensation", members of the ELT, including the Chief Executive Officer, elected to not participate in the 1999 short-term reward plan which provided for awards of restricted stock for achieving a desired earnings-per-share target. As such, there were no grants of restricted stock made under the Bandag, Incorporated Stock Award Plan for 1999.

                              Bandag, Incorporated
                             Stock Option Committee

                        Robert T. Blanchard       James R. Everline
                        Gary E. Dewel             R. Stephen Newman

Compensation Committee Interlocks and Insider Participation

     The Management Continuity and Compensation Committee (the "Compensation Committee") consists of Messrs. Robert T. Blanchard, Martin G. Carver, Roy J.
Carver, Jr., James R. Everline, Phillip J. Hanrahan, Edgar D. Jannotta and R. Stephen Newman. The Stock Option Committee consists of Messrs. Robert T. Blanchard, Gary E. Dewel, James R. Everline and R. Stephen

Newman. Mr. Martin G. Carver is Chairman of the Board, Chief Executive Officer and President of the Corporation. Mr. Roy J. Carver, Jr. owns Carver Aero, Inc., which sold $130,757 of aviation fuel and charter services to the Corporation in 1999 (see "Transactions with Management/Principal Shareholders" herein). Mr. Hanrahan is a partner of the law firm of Foley & Lardner, Milwaukee, Wisconsin, which has served as legal counsel to the Corporation for several years. Mr. Jannotta is Senior Director of William Blair & Company, L.L.C., which provided investment banking services to the Corporation in 1999.

     Remuneration of Directors. Directors who are also full-time employees of the Corporation do not receive remuneration for acting as directors. Non-employee directors are compensated in accordance with the following schedule:

     Annual Fees - Chairman of Committee - $37,500. Other Directors - $35,500.

     Board Meeting Attendance - $1,250 per meeting.

     Committee Meeting Attendance - Chairman - $1,500  per  meeting.
       Other Directors - $1,250 per meeting.

     Transactions with Management/Principal Shareholders. Roy J. Carver, Jr., son of Lucille A. Carver and brother of Martin G. Carver, owns 100% of Carver Aero, Inc., which operates fixed base operations at airports in Muscatine, Iowa; Davenport, Iowa, and Clinton, Iowa. During 1999, it sold $130,757 of aviation fuel and charter services to the Corporation at competitive prices based on volume purchased and services utilized.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     SHAREHOLDER RETURN PERFORMANCE INFORMATION

     Set forth on the following page is a line graph comparing the yearly percentage change during the last five years in the cumulative total shareholder return (assuming reinvestment of dividends) on the Corporation's Common Stock and Class A Common Stock with the cumulative total return of the Standard &
Poor's 500 Stock Index and the Dow Jones & Co., Inc. Automobile Parts & Equipment-All Index.

                              Bandag, Incorporated

                             Stock Performance Chart

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                 Among Bandag, Incorporated, S&P 500 Stock Index and the Dow Jones & Co., Inc. Automobile Parts & Equipment -All Index

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                                                 December 31
--------------------------------------------------------------------------------
                                   1994    1995    1996    1997    1998    1999
--------------------------------------------------------------------------------
Bandag, Incorporated               $100    $ 95    $ 84    $ 93    $ 71    $ 45
--------------------------------------------------------------------------------
S&P 500 Stock Index                $100    $138    $169    $226    $290    $351
--------------------------------------------------------------------------------
Automobile Parts &
Equipment-All Index                $100    $125    $140    $180    $169    $126
--------------------------------------------------------------------------------
Assumes $100 Invested on December 31, 1994 in
Bandag, Incorporated Common Stock and Class A
Common Stock, the S&P 500 Stock Index and the
Dow Jones & Co., Inc. Automobile Parts &
Equipment-All Index
-------------------------------------------------

       Proposal No. 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, based upon the recommendation of the Audit Committee, which consists of Robert T. Blanchard, Gary E. Dewel, James R. Everline and R. Stephen Newman, non-employee directors of the Corporation, has appointed Ernst & Young LLP as the Corporation's independent auditors for the fiscal year ending December 31, 2000.

     Ernst & Young LLP served as the Corporation's independent auditors for the fiscal year ended December 31, 1999. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will be available to respond to any questions raised at the meeting and make any comments they deem appropriate.

     Although this appointment is not required by law to be submitted to a vote by shareholders, the Board believes it appropriate, as a matter of policy, to request that the shareholders ratify the appointment of Ernst & Young LLP as independent auditors for 2000. If the shareholders should not ratify, the Board will reconsider the appointment.

     Assuming a quorum is present, ratification of the appointment requires that more votes of shares of Common and Class B Common Stock be voted in favor of such ratification than are voted against such ratification. Any shares not voted at the Annual Meeting with respect to such ratification (whether as a result of abstentions, broker non-votes or otherwise) will have no impact on the vote.


                         Proposal No. 3 - OTHER MATTERS

     The management of the Corporation knows of no matters to be presented at the meeting other than those set forth in the Notice of Annual Meeting. However, if any other matters properly come before the meeting, it is intended that the persons named in the enclosed proxy will vote on such matters in accordance with their best judgments.

                          2001 SHAREHOLDERS' PROPOSALS

     The date by which proposals of shareholders intended to be presented at the 2001 Annual Meeting of the Corporation must be received by the Corporation for inclusion in its Proxy Statement and form of proxy relating to that meeting is December 7, 2000. The Corporation may exercise discretionary voting authority under proxies solicited by it for the 2001 Annual Meeting of the Corporation if it receives notice of a proposed non-Rule 14a-8 shareholder action after February 20, 2001.

                                  MISCELLANEOUS

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and more than 10% shareholders ("Insiders") to file with the Securities and Exchange Commission reports on prescribed forms of their beneficial ownership of the Company's stock and furnish copies of such reports to the Company. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required to be filed, the Company believes that during the year ended December 31, 1999, all reports required by Section 16(a) to be filed by the Company's Insiders were filed on a timely basis, except that the Company inadvertently filed late a Form 5 or amended Form 5 on behalf of each of Messrs. Carver, Ferrise, Derby, Heidbreder and McErlane in each case to report the acquisition of a stock option which was entitled to be reported on a deferred basis on Form 5. The Form 5s, which were required to be filed by February 14, 2000, were amended and/or filed by the Company on March 20, 2000. The grant of these stock options was fully disclosed in the Company's Proxy Statement for its 1999 Annual Meeting.

Expenses

     The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Corporation.

     Some of the officers and regular employees of the Corporation may, without extra remuneration, solicit proxies personally or by telephone, telex or telefax. The Corporation will request brokerage houses, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record and will reimburse such persons for their expenses.

                                       By Order of the Board of Directors


                                       WARREN W. HEIDBREDER, Secretary

                                                            Proxy

                                                     BANDAG, INCORPORATED

                                                       Muscatine, Iowa

                                            PROXY FOR ANNUAL MEETING - MAY 2, 2000
     Lucille A. Carver and Martin G. Carver,  or either of them each with power of  substitution,  are authorized to vote all shares of Common Stock (COM) and Class B Common Stock (CLB) which the  undersigned  is entitled to vote at the Annual Meeting of Shareholders of Bandag, Incorporated to be held May 2, 2000 and at any adjournment thereof.

     This proxy is solicited on behalf of the Company's  Board of  Directors.  Every  properly  signed proxy will be voted as directed.  The Board of Directors recommends a vote FOR the nominees in Item (1) and FOR Item (2). Unless otherwise directed, proxies will be voted in accordance with the foregoing sentence and in the discretion of the Board of Directors in connection with Item (3).

     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance  with the Board of  Directors'  recommendations.  The proxy holders  cannot vote your shares unless you sign and return this card.


                                          CONTINUED AND TO BE SIGNED ON REVERSE SIDE


|X|  Please mark
     votes as in
     this example.


      The signer revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.

 1.  Election of Directors.     FOR     AGAINST    ABSTAIN                                               FOR    AGAINST   ABSTAIN
                                                              2.  Action re selection of Ernst &
(01) Robert T. Blanchard        |_|     |_|        |_|            Young LLP as independent               |_|    |_|       |_|
                                                                  auditors for the fiscal year ending
                                                                  December 31, 2000.




                                FOR     AGAINST    ABSTAIN

(02) Gary E. Dewel              |_|     |_|        |_|        3.  In their discretion upon such other matters as may properly come before the meeting.
(03) R. Stephen Newman          FOR     AGAINST    ABSTAIN
                                |_|     |_|        |_|




                                                                      MARK HERE FOR      |_|                MARK HERE      |_|
                                                                    COMMENTS/ADDRESS                       IF YOU PLAN
                                                                     CHANGE AND NOTE                        TO ATTEND
                                                                         AT LEFT                           THE MEETING


                                                                 Please sign  exactly as name  appears  hereon.  Joint owners should  each  sign.  When  signing  as  attorney,  executor, administrator,  trustee, or guardian, please give full title as such.




Signature ________________________  Date:__________________ Signature: ________________________  Date: __________________